As filed with the Securities and Exchange Commission on March 15, 2021

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CorePoint Lodging Inc.
(Exact name of registrant as specified in its charter)

Maryland	82-1497742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 E. John Carpenter Freeway, Suite 1650
Irving, Texas 75062
(Address, including zip code, of principal executive offices)

CorePoint Lodging Inc. 2018 Omnibus Incentive Plan
(Full title of the plan)

Mark M. Chloupek
Executive Vice President, Secretary and General Counsel
CorePoint Lodging Inc.
125 E. John Carpenter Freeway, Suite 1650
Irving, Texas 75062
Telephone: (972) 893-3199
(Name and address and telephone number, including area code, of agent for service of process)

Copies of all communications to:

Edgar J. Lewandowski
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Telephone: (212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	331,734 shares	$9.08	$3,012,145	$328.63

(1)
Covers common stock, par value $0.01 per share, of CorePoint Lodging Inc. (“Common Stock”) under the CorePoint Lodging Inc. 2018 Omnibus Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of Common Stock that may become issuable under the Plan in the event of stock dividends, stock splits, reverse stock splits or similar transactions.

(2)
Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $9.08 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by The New York Stock Exchange on March 9, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 331,734 shares of Common Stock of CorePoint Lodging Inc. (the “Company”) reserved for issuance under the Plan. These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-225259) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2018. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 12, 2021; and

(ii)
the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 13, 2020, and any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Articles of Amendment and Restatement of CorePoint Lodging Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 4, 2018).

4.2	Articles Supplementary of CorePoint Lodging Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 4, 2018).

4.3
Articles of Amendment to Articles Supplementary of CorePoint Lodging Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed on August 14, 2018).

4.4	Bylaws of CorePoint Lodging Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 4, 2018).

4.5	CorePoint Lodging Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on June 4, 2018).

5.1*	Opinion of Venable LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages to this Registration Statement)
*	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas on March 15, 2021.

COREPOINT LODGING INC.

By:	/s/ Keith A. Cline
Name: Keith A. Cline
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, a Maryland corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Keith A. Cline, Daniel E. Swanstrom II and Mark M. Chloupek, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments or supplements with all exhibits thereto, including any stickers or post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated below on March 15, 2021.

Signature	Title

/s/ Keith A. Cline	President, Chief Executive Officer and Director
Keith A. Cline	(Principal Executive Officer)

/s/ Daniel E. Swanstrom II	Executive Vice President and Chief Financial Officer
Daniel E. Swanstrom II	(Principal Financial Officer)

/s/ Howard S. Garfield	Senior Vice President, Chief Accounting Officer & Treasurer
Howard S. Garfield	(Principal Accounting Officer)

/s/ James R. Abrahamson	Director
James R. Abrahamson

/s/ Glenn Alba	Director
Glenn Alba

/s/ Jean M. Birch	Director
Jean M. Birch

/s/ Alan J. Bowers	Director
Alan J. Bowers

/s/ Giovanni Cutaia	Director
Giovanni Cutaia

/s/ Alice E. Gould	Director
Alice E. Gould

/s/ B. Anthony Isaac	Director
B. Anthony Isaac

/s/ Brian Kim	Director
Brian Kim

/s/ David Loeb	Director
David Loeb

/s/ Mitesh B. Shah	Director
Mitesh B. Shah